Exhibit 3(z)

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MARINESAT COMMUNICATIONS NETWORK, INC.”, CHANGING ITS NAME FROM “MARINESAT COMMUNICATIONS NETWORK, INC.” TO “STRATOS COMMUNICATIONS, INC.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2002, AT 9 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

2219151 8100	AUTHENTICATION:	2065099

020673055	DATE:	10-31-02

WRITTEN CONSENT IN LIEU OF A
SPECIAL MEETING OF THE STOCKHOLDERS OF
MARINESAT COMMUNICATIONS NETWORK, INC.
               Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the undersigned, being the holders of all of the Common Stock of MarineSat Communications Network, Inc., a Delaware corporation (the “Corporation”), hereby, consent to and adopt the following resolutions, and such consent shall have the same force and effect as a vote of the undersigned at a meeting of the stockholders duly called and held:
               RESOLVED, that the name of the Corporation be changed to “Stratos Communications, Inc.” and that the following amendment to Article FIRST of this Corporation’s Certificate of Incorporation is hereby ratified, approved and adopted:
                “ FIRST: The name of the corporation is Stratos Communications, Inc., (the “Corporation”). ”
               IN WITNESS WHEREOF, the undersigned stockholders of the Corporation do hereby execute this Written Consent, effective as of the 4th day of October, 2002.

STRATOS HOLDINGS, INC.

By:	/s/ Carmen L. Lloyd

Name: Carmen L. Lloyd
Title: President

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MARITIME CELLULAR TELE-NETWORK, INC.”, CHANGING ITS NAME FROM “MARITIME CELLULAR TELE-NETWORK, INC.” TO “MARINESAT COMMUNICATIONS NETWORK, INC.”,FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF OCTOBER, A.D.1997, AT 9 O’CLOCK A.M.

/s/ Edward J. Freel Edward J. Freel, Secretary of State

2219151 8100 981324934	AUTHENTICATION: DATE:	9260706 08-19-98

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/14/1997
971345571 - 2219151
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
MARITIME CELLULAR TELE-NETWORK, INC.
AFTER PAYMENT OF CAPITAL
          Maritime Cellular Tele-Network, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:
          FIRST: That resolutions, in the form of a unanimous written consent of the full Board of Directors of the Corporation in lieu of a special meeting, as well as an action in lieu of a special meeting of the sole shareholder of the Corporation, were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, amending the Certificate of Incorporation of the Corporation to amend Article FIRST thereof.
          SECOND: That the unanimous written consent of the Corporation’s full Board of Directors to the amendment has been given in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, and the written action in lieu of a special meeting of the sole shareholder of the Corporation approving the amendment has been given in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.
          THIRD: That the amendment to the Certificate of Incorporation of the Corporation, authorized and adopted by the Corporation’s Board of Directors and sole shareholder as aforesaid, and effected by the Certificate, is as follows:
That the Corporation’s Certificate of Incorporation be amended to delete Article FIRST thereof and to insert the following Article FIRST in its place:
FIRST: The name of the corporation is MarineSat Communications Network, Inc.
          IN WITNESS WHEREOF, the undersigned President of Maritime Cellular Tele-Network, Inc. who executed the foregoing Certificate of Amendment of Certificate of Incorporation of Maritime Cellular Tele-Network, Inc. After Payment of Capital, hereby acknowledges the same to be his act, and further acknowledges that to the best of his knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.
Maritime Cellular Tele-Network, Inc.,
a Delaware corporation

By:	/s/ Douglas I. Falk

Douglas I. Falk, President

		Attest:	/s/ Don Teague

Don Teague, Secretary

State of Delaware

Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MARITIME CELLULAR TELE-NETWORK, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 1991, AT 10 O’CLOCK A.M.

/s/ Edward J. Freel Edward J. Freel, Secretary of State

2219151 8100 981324934	AUTHENTICATION: DATE:	9260707 08-19-98

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/16/1991
1197009 — 2219151
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
MARITIME CELLULAR TELE-NETWORK, INC.
AFTER PAYMENT OF CAPITAL
     Maritime Cellular Tele-Net work., Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies as follows:
     FIRST: That resolutions, in the form of a unanimous written consent of the full Board of Directors of the Corporation in lieu of a special meeting, as well as an action in lieu of a special meeting of the sole shareholder of the Corporation, were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, amending the Certificate of Incorporation of the Corporation to amend Article FOURTH thereof.
     SECOND: That the unanimous written consent of the Corporation’s full Board of Directors to the amendment has been given in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, and the written action in lieu of a special meeting of the sole shareholder of the Corporation approving the amendment has been given in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.
     THIRD: That the amendment to the Certificate of Incorporation of the Corporation, authorized and adopted by the Corporation’s Board of Directors and sole shareholder as aforesaid, and effected by the Certificate, is as follows:

That the Corporation’s Certificate of Incorporation be amended to delete Article FOURTH thereof and to insert the following Article FOURTH in its place:
FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, without par value.
     IN WITNESS WHEREOF, the undersigned Vice President of Maritime Cellular Tele-Network, Inc., who executed the foregoing Certificate of Amendment of Certificate of Incorporation of Maritime Cellular Tele-Network, Inc. After Payment of Capital, hereby acknowledges the same to be his act, and further acknowledges that to the best of his knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.

Attest:	MARITIME CELLULAR TELE-NETWORK, INC.

/s/ Jeffrey J. Prosser	By:	/s/ William B. Thompson

Jeffrey J. Prosser		William B. Thompson
Secretary		Vice President

State of Delaware

Office of the Secretary of State

     I, EDWARD J, FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “MARITIME CELLULAR TELE-NETWORK, INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF JANUARY, A.D. 1990, AT 3:30 O’CLOCK P.M.

/s/ Edward J. Freel Edward J. Freel, Secretary of State

2219151 8100 981324934	AUTHENTICATION: DATE:	9260708 08-19-98

[ILLEGIBLE]
CERTIFICATE OF INCORPORATION
OF
MARITIME CELLULAR TELE-NETWORK, INC.
Pursuant to $ 102 of the General Corporation Law
of the State of Delaware
          The undersigned, in order to form a corporation pursuant to Section 102 of the General corporation Law of Delaware, does hereby certify:
          FIRST: The name of the Corporation is Maritime Cellular Tele-Network, Inc.
          SECOND: The address of the Corporation’s registered office in the State of Delaware is corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          FOURTH: The total number of shares which the corporation shall have authority to issue is 200 shares of Common Stock, without par value.

          FIFTH: The name and mailing address of the Incorporator is as follows:

Name	Mailing Address

Peter B. Tuneski	c/o Fried, Frank, Harris,
Shriver & Jacobson
One New York Plaza
New York, New York 10005
          SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.
          SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.
          EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General corporation Law of Delaware as so amended.

Any repeal or modification of this Article EIGHTH by the stockholders of the corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation, existing at the time of such repeal or modification,
          NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of then and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation tinder the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
          TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of January, 1990 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

/s/ Peter B. Tuneski
Peter B. Tuneski, Incorporator

9937P